PROMISSORY NOTE

PRINCIPAL      LOAN DATE    MATURITY    LOAN NO    CALL / COLL  ACCOUNT  OFFICER  INITIALS
1,500,000.00  03-20-2007  04-01-2010  8613586980           98   135869      601

   References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

BORROWER:  BAYWOOD INTERNATIONAL, INC.        LENDER:  VINEYARD BANK, N.A.
           BAYWOOD ACQUISITION, INC.                   ANAHEIM BUSINESS BANKING
           14950 NORTH 83RD PLACE                      500 NORTH STATE COLLEGE
           SCOTTSDALE, AZ 85260                        BOULEVARD, SUITE 530
                                                       ORANGE, CA 92868

PRINCIPAL AMOUNT:  $1,500,000.00                   DATE OF NOTE:  MARCH 20, 2007


PROMISE TO PAY. BAYWOOD INTERNATIONAL, INC.; AND BAYWOOD ACQUISITION, INC. ("BORROWER") JOINTLY AND SEVERALLY PROMISE TO PAY TO VINEYARD BANK, N.A. ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF ONE MILLION FIVE HUNDRED THOUSAND & 00/100 DOLLARS ($1,500,000.00), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM MARCH 20, 2007, UNTIL PAID IN FULL.

PAYMENT.  BORROWER  WILL  PAY THIS LOAN IN ACCORDANCE WITH THE FOLLOWING PAYMENT
SCHEDULE: 35 MONTHLY CONSECUTIVE PRINCIPAL AND INTEREST PAYMENTS OF $19,800.68 EACH, BEGINNING MAY 1, 2007, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 9.750%; AND ONE PRINCIPAL AND INTEREST PAYMENT OF $1,216,392.97 ON APRIL 1, 2010, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 9.750%. THIS ESTIMATED FINAL PAYMENT IS BASED ON THE ASSUMPTION THAT ALL PAYMENTS WILL BE MADE EXACTLY AS SCHEDULED; THE ACTUAL FINAL PAYMENT WILL BE FOR ALL PRINCIPAL AND ACCRUED INTEREST NOT YET PAID, TOGETHER WITH ANY OTHER UNPAID AMOUNTS UNDER THIS NOTE. UNLESS OTHERWISE AGREED OR REQUIRED BY APPLICABLE LAW, PAYMENTS WILL BE APPLIED FIRST TO ANY ACCRUED UNPAID INTEREST; THEN TO PRINCIPAL; THEN TO ANY UNPAID COLLECTION COSTS; AND THEN TO ANY LATE CHARGES. THE ANNUAL INTEREST RATE FOR THIS NOTE IS COMPUTED ON A 365/360 BASIS; THAT IS, BY APPLYING THE RATIO OF THE ANNUAL INTEREST RATE OVER A YEAR OF 360 DAYS, MULTIPLIED BY THE OUTSTANDING PRINCIPAL BALANCE, MULTIPLIED BY THE ACTUAL NUMBER OF DAYS THE PRINCIPAL BALANCE IS OUTSTANDING. BORROWER WILL PAY LENDER AT LENDER'S ADDRESS SHOWN ABOVE OR AT SUCH OTHER PLACE AS LENDER MAY DESIGNATE IN WRITING.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
Vineyard  Bank,  N.A.,  Credit  Administration,  P.  O.  Box  2319  Corona,  CA
92878-2319.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT OR $5.00, WHICHEVER IS GREATER.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding a 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     PAYMENT DEFAULT. Should Borrower fail to make any payment when due under this Note within 10 days of each payment date.

     OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     DEFAULT IN FAVOR OF THIRD PARTIES. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents after any period of notice and opportunity to cure provided for therein.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower and in the case of any proceeding against Borrower, or the appointment of a receiver not consented to by Borrower, such proceeding or appointment shall not be dismissed within 60 days.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     CHANGE  IN  OWNERSHIP.  Any  change  in  ownership  of  twenty-five percent
     (25%) or more of the common stock of Borrower, calculated on a fully-diluted basis.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     CURE PROVISIONS. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or
     (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY FEDERAL LAW APPLICABLE TO LENDER AND, TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $27.50 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by inventory, chattel paper, accounts, equipment, general intangibles and deposit accounts described in a Commercial Security Agreement dated March 20, 2007.

ARBITRATION. LENDER AND BORROWER AGREE THAT ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS NOTE OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE ARBITRATED PURSUANT TO THE FINANCIAL SERVICES RULES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE OR ITS SUCCESSOR IN EFFECT AT THE TIME THE CLAIM IS FILED, UPON REQUEST OF EITHER PARTY. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SECURING THIS NOTE SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER; INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVER; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT, CONCERNING ANY COLLATERAL SECURING THIS NOTE, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL SECURING THIS NOTE, SHALL ALSO BE ARBITRATED, PROVIDED HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY. BORROWER AND LENDER AGREE THAT IN THE EVENT OF AN ACTION FOR JUDICIAL FORECLOSURE PURSUANT TO CALIFORNIA
CODE OF CIVIL PROCEDURE SECTION 726, OR ANY SIMILAR PROVISION IN ANY OTHER STATE, THE COMMENCEMENT OF SUCH AN ACTION WILL NOT CONSTITUTE A WAIVER OF THE RIGHT TO ARBITRATE AND THE COURT SHALL REFER TO ARBITRATION AS MUCH OF SUCH ACTION, INCLUDING COUNTERCLAIMS, AS LAWFULLY MAY BE REFERRED TO ARBITRATION. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTHING IN THIS NOTE SHALL PRECLUDE ANY PARTY FROM SEEKING EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES, AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF AN ACTION FOR THESE PURPOSES. THE FEDERAL ARBITRATION ACT SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER  ACKNOWLEDGES  RECEIPT  OF  A  COMPLETED  COPY OF THIS PROMISSORY NOTE.

BORROWER:


BAYWOOD  INTERNATIONAL,  INC.

BY:  /s/ Neil Reithinger
     ---------------------------------------------
NEIL REITHINGER, PRESIDENT OF BAYWOOD INTERNATIONAL, INC.


BAYWOOD  ACQUISITION,  INC.

BY:  /s/ Neil Reithinger
     ---------------------------------------------
NEIL REITHINGER, PRESIDENT OF BAYWOOD ACQUISITION, INC.